Exhibit 99.1

Contact:

Chad Crouch

703-414-5474

ccrouch@Viisage.com

Viisage to Hire New Independent Registered Public Accounting Firm

BILLERICA, Mass., March 24, 2006 – Viisage (Nasdaq: VISG) today announced that BDO Seidman, LLP advised the Company that BDO Seidman will no longer serve as its independent registered public accounting firm. The Company, in conjunction with its Audit Committee, is currently interviewing several major public accounting firms as a successor independent registered public accounting firm.

There were no disagreements with BDO Seidman for the years ended December 31, 2004 or 2005.

“We appreciate the contributions made by BDO Seidman and for its work in the past” said Robert V. LaPenta, Chairman of the Board of Viisage. “As a result of recent mergers and acquisitions and a robust business environment the Company is experiencing dramatic growth and changes. We are pleased with integration activities to date, including the implementation of stronger financial controls and disciplines throughout the organization.”

Mr. LaPenta added that the merger with Identix is on track to be completed in the second quarter, and the Company intends to have a new accounting firm appointed prior to the merger.

The Company anticipates reporting its first quarter 2006 financial results in a timely manner.

About Viisage

Viisage (NASDAQ: VISG) delivers advanced technology identity solutions for governments, law enforcement agencies and businesses concerned with enhancing security, reducing identity theft, and protecting personal privacy. Viisage solutions include secure credentials such as passports and drivers’ licenses, biometric technologies for uniquely linking individuals to those credentials, and credential authentication technologies to ensure the documents are valid before individuals are allowed to cross borders, gain access to finances, or granted other privileges. With over 3,000 installations worldwide, Viisage’s identity solutions stand out as a result of the Company’s industry-leading technology and unique understanding of customer needs. Viisage’s product suite includes FaceTOOLS(R) SDK, Viisage PROOF(TM), FaceEXPLORER(R), Viisage iA-thenticate(R), BorderGuard(R), PIER(TM), HIIDE(TM), AutoTest(TM), FacePASS(TM) and FaceFINDER(R).

###

This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document and those made from time to time by Viisage through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to the future events or financial performance discussed in this release, based on management’s beliefs and assumptions and information currently available. When used, the words “believe”, “anticipate”, “estimate”, “project”, “should”, “expect”, “plan”,

“assume” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, in particular, the size and timing of contract awards, performance on contracts, performance of acquired companies, availability and cost of key components, unanticipated results from audits of the financial results of the Company and acquired companies, changing interpretations of generally accepted accounting principles, outcomes of government reviews, developments with respect to litigation to which we are a party, potential fluctuations in quarterly results, dependence on large contracts and a limited number of customers, lengthy sales and implementation cycles, market acceptance of new or enhanced products and services, proprietary technology and changing competitive conditions, system performance, management of growth, dependence on key personnel, ability to obtain project financing, general economic and political conditions and other factors affecting spending by customers, and the unpredictable nature of working with government agencies. In addition, such risks and uncertainties include, among others, the following risks: that the merger with Identix will not close, that the regulatory or shareholder approval will not be obtained, that the closing will be delayed, that customers and partners will not react favorably to the merger, integration risks, the risk that the combined companies may be unable to achieve cost-cutting synergies, and other risks described in Viisage’s and Identix’ Securities and Exchange Commission filings, including the Registration Statement on Form S-4 to be filed with the SEC in connection with the transaction, Viisage’s Annual Report on Form 10-K for the year ended December 31, 2005 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Identix’ Annual Report on Form 10-K for the year ended June 30, 2005 and its Quarterly Report on Form 10-Q for the quarters ended September 30, 2005 and December 31, 2005 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Viisage expressly disclaims any obligation to update any forward-looking statements.